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                                                                   EXHIBIT 10.10


                            (CELEBRATE EXPRESS LOGO)


May 6, 2005



Allen McDowell

Dear Allen:

After much consideration, we regret that we must terminate your employment at Celebrate Express, Inc. ("Celebrate Express, Inc." or the "Company").

Although Celebrate Express, Inc. has no obligation to provide you with any kind of severance package, the Company is prepared to assist you with your transition to new employment. This letter sets forth the terms of the Separation Agreement (the "Agreement") that the Company is offering to you to aid in your employment transition.

      1. SEPARATION. Your last day of work with the Company and your employment termination date will be May 6, 2005 (the "Separation Date").

      2. ACCRUED SALARY AND PAID TIME OFF. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

      3. SEVERANCE BENEFITS. Although the Company has no policy or procedure for providing severance benefits, the Company will pay you, as severance, the equivalent of 6 weeks of your base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings, in consideration for your acceptance of this agreement. This amount will be paid in one (1) lump sum within ten (10) days of the Effective Date as defined below.

      4. HEALTH INSURANCE. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if' you wish.
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Allen McDowell
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      5.    OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

      6. EXPENSE REIMBURSEMENTS. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

      7. RETURN OF COMPANY PROPERTY. By the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

      8. PROPRIETARY INFORMATION OBLIGATIONS. Both during and after your employment you acknowledge your continuing obligations under your Employee Proprietary Information Agreement not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of your Employee Proprietary Information Agreement is attached hereto as Exhibit A.

      9. CONFIDENTIALITY. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee.

      10. NONDISPARAGEMENT. Both you and the Company agree not to disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process.

      11. RELEASE OF ALL CLAIMS. Except as otherwise set forth in this Agreement, you hereby release, acquit and forever discharge the Company, and its subsidiaries and its and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or


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Allen McDowell
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otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, personal leave pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the Employee Retirement Income Security Act ("ERISA"), the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the Washington Law Against Discrimination in Employment, as amended; tort law; contract law; wrongful discharge; retaliation, discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

      12. ADEA WAIVER. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, as amended. You also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to executing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (c) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by you, provided that the Company has also executed this Agreement by that date ("Effective Date").

      13. WAIVER. In granting the release herein, you understand that this Agreement includes a release of all claims known or unknown. In giving this release, which includes claims which may be unknown to you at present, you hereby expressly waive and relinquish all rights and benefits under any law of any jurisdiction with respect to your release of any unknown or unsuspected claims you may have against the Company.

      14. MISCELLANEOUS. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have


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Allen McDowell
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been entered into and will be construed and enforced in accordance with the laws of the state of Washington as applied to contracts made and to be performed entirely within Washington.

      15. KNOWING AND VOLUNTARY. This is a release. By signing it, you agree to all the terms set forth above. You also acknowledge that your decision to enter into the agreement is knowing and voluntary and that you have had the opportunity to have the agreement translated into your native language, if other than English.

If this Agreement is acceptable to you, please sign below and return the original to me not later than 21 days from receipt of this letter at which time this offer will expire.

I wish you good luck in your future endeavors.

Sincerely,

CELEBRATE EXPRESS, INC.



By:   /S/  Michael K. Jewell
   ------------------------------------
      Michael K. Jewel
      CEO

Attachment:

      Exhibit A - Employee Proprietary Information Agreement



AGREED:



/s/  Allen McDowell                         May 6, 2005
---------------------------------           ---------------------------------
Allen McDowell                              Date


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